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                                                                     EXHIBIT 5.1
                           [TOBIN & TOBIN LETTERHEAD]

                                September 9, 1996





The Board of Directors
Redwood Trust, Inc.
591 Redwood Highway
Suite 3100
Mill Valley, CA  94941

                  Re:   Registration Statement on Form S-3;
                        filed September 9, 1996

Ladies and Gentlemen:

                  We have acted as your counsel in connection with the public offering by Redwood Trust, Inc., a Maryland corporation (the "Company"), of an aggregate of $200,000,000.00 worth of the following securities which the Company may, from time to time, issue and sell, and may do so either directly or through agents, dealers or underwriters: (i) shares of its common stock, par value $0.01 per share ("Common Stock"); (ii) shares of its preferred stock, in one or more class or series ("Preferred Stock"), (iii) warrants to purchase shares of Common Stock ("Common Stock Warrants"); (iv) warrants to purchase Preferred Stock ("Preferred Stock Warrants"); (v) rights to purchase shares of Common Stock or Preferred Stock issued to shareholders ("Shareholders Rights"); and (vi) any combination of the foregoing, either individually or as units consisting of one or more of the foregoing types of securities (collectively, the "Securities").

                  This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act").

                  In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-3, relating to the Securities, filed with the Securities and Exchange Commission (the "Commission") under the Securities Act on September 9, 1996 (together with all amendments thereof and exhibits thereto, the "Registration Statement"), (ii) the Articles of Incorporation of the Company, including all
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The Board of Directors
Redwood Trust, Inc.
September 9, 1996
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amendments and supplements thereto (collectively, the "Articles of
Incorporation"), (iii) the Bylaws, as amended, of the Company, (iv) resolutions of the Board of Directors of the Company relating to the filing of the Registration Statement (the "Resolutions"), and (v) the opinion of Piper & Marbury L.L.P., related to the Securities, dated on or about the date hereof. We have also examined such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.

                  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

                  Members of our firm are admitted to the practice of law in the State of California and we do not express any opinion as to the laws of any other jurisdiction, except for those matters of Maryland law for which we have relied solely upon the legal opinion of Piper & Marbury L.L.P., Baltimore, Maryland.

                  Based upon and subject to the foregoing, we are of the opinion and advise you that:

                  1. When appropriate corporate action has been taken by the Company to authorize the issuance of the Preferred Stock, and when the Preferred Stock has been duly established in accordance with the terms of the Company's Articles of Incorporation, and applicable law, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Preferred Stock will be validly issued, fully paid and non-assessable.

                  2. When appropriate corporate action has been taken by the Company to authorize the issuance of the Common
                  Stock, and when the Common Stock has been duly
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The Board of Directors
Redwood Trust, Inc.
September 9, 1996
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                  established in accordance with the terms of the Company's
                  Articles of Incorporation, and applicable law, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Common Stock will be validly issued, fully paid and non-assessable.

                  3. When appropriate corporate action has been taken by the Company to authorize applicable Warrant Agreements and the final terms thereof have been duly established, the Warrant Agreements, when duly executed and delivered by the Company, will constitute legally valid and binding agreements of the Company, enforceable against the Company in accordance with their terms.

                  4. When appropriate corporate action has been taken by the Company to authorize the issuance of the Preferred Stock Warrants and the applicable Securities issuable upon the exercise thereof, and when the final terms thereof have been duly established and the Preferred Stock Warrants have been duly executed and delivered by the Company and countersigned by the Warrant Agent in accordance with the applicable Warrant Agreement and delivered to and paid for by the Company in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Preferred Stock Warrants will constitute legally valid and binding obligations of the Company in accordance with their respective terms.

                  5. When appropriate corporate action has been taken by the Company to authorize the issuance of the Common Stock Warrants and the applicable Securities issuable upon the exercise thereof, and when the final terms thereof have been duly established and the Common Stock Warrants have been duly executed and delivered by the Company and countersigned by the Warrant Agent in accordance with the applicable Warrant Agreement and delivered to and paid for by the Company in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Common Stock Warrants will constitute legally valid and binding
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The Board of Directors
Redwood Trust, Inc.
September 9, 1996
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                  obligations of the Company in accordance with their
                  respective terms.

                  6. When appropriate corporate action has been taken by the Company to authorize the issuance of Shareholder Rights and the applicable Securities issuable upon the exercise thereof, and when the final terms thereof have been duly established and the Shareholder Rights have been duly executed and delivered by the Company and countersigned by the Subscription Agent in accordance with the applicable Prospectus Supplement and delivered to and paid for by the Company in the manner contemplated by the Registration Statement and the applicable Prospectus Supplement, the Shareholder Rights will constitute legally valid and binding obligations of the Company in accordance with their respective terms.

                  We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                            Very truly yours,

                                            TOBIN & TOBIN